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                                                                Exhibit 11.1


                FIRST EMPIRE STATE CORPORATION AND SUBSIDIARIES


COMPUTATION OF EARNINGS PER COMMON SHARE

                                                       Year ended December 31
                                                  --------------------------------
Amounts in thousands, except per share              1997        1996        1995
                                                  --------    --------    --------
Basic
  Average common shares outstanding.............     6,625       6,663       6,499
                                                  --------    --------    --------
    Basic common shares outstanding.............     6,625       6,663       6,499
                                                  --------    --------    --------
                                                  --------    --------    --------

Net income......................................  $176,241     151,103     131,036
Less: Preferred stock dividends.................      --           900       3,600
                                                  --------    --------    --------
  Net income available to common shareholders...   176,241     150,203     127,436
                                                  --------    --------    --------
                                                  --------    --------    --------

Earnings per common share - Basic...............  $  26.60    $  22.54    $  19.61
                                                  --------    --------    --------
                                                  --------    --------    --------

Diluted
  Average common shares outstanding.............     6,625       6,663       6,499
  Common stock equivalents*.....................       352         385         282
  Assumed conversion of convertible preferred
    stock.......................................      --           122         507
                                                  --------    --------    --------
      Diluted average common shares
        outstanding.............................     6,977       7,170       7,288
                                                  --------    --------    --------
                                                  --------    --------    --------

Net income......................................  $176,241     151,103     131,036
                                                  --------    --------    --------
                                                  --------    --------    --------

Earnings per common share - Diluted.............  $  25.26       21.08       17.98
                                                  --------    --------    --------
                                                  --------    --------    --------


* Represents shares issuable upon the assumed exercise of outstanding common stock options under the "treasury stock" method of accounting.